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                   FIRST AMENDMENT TO REIMBURSEMENT AGREEMENTS

     This First Amendment to Reimbursement Agreements (the "First Amendment"), dated as of October 12, 1988, to those certain Letter of Credit and Reimbursement Agreements between Hexcel Corporation ("Hexcel") and Banque Nationale de Paris, acting through its San Francisco Agency ("BNP") listed on Exhibit A attached hereto (the "Reimbursement Agreements"), is made with respect to the following circumstances:

     WHEREAS, the Reimbursement Agreements incorporate by reference certain provisions of the Wells/Mellon Credit Agreement (as that term is defined in the Reimbursement Agreements); and

     WHEREAS, Hexcel has requested that BNP waive a negative covenant contained in Section 7.5 of the Wells/Mellon Credit Agreement to permit Hexcel to issue certain Notes (as defined below);

     NOW, THEREFORE, Hexcel and BNP agree as follows:

     1. DEFINITIONS. Terms defined in the Reimbursement Agreements and used, but not defined, in this First Amendment are used in this First Amendment with their meanings as defined in the Reimbursement Agreements.

     2. EFFECTIVE DATE. This First Amendment shall be effective on and from October 12, 1988 (the "Effective Date").

     3. NOTE ISSUE. BNP consents to Hexcel's issuance, on or after the Effective Date but prior to December 31, 1988, of an aggregate amount not to exceed Thirty Million Dollars ($30,000,000) of senior unsecured notes bearing interest at not more than 10.12 percent per annum, having maturities of not more than ten (10) years, being non-callable, and ranking pari-passu with Hexcel's other senior unsecured indebtedness (the "Notes"). To the extent necessary to permit the issuance of the Notes, BNP consents to amendment of Section 7.5 of the Wells/Mellon Credit Agreement as provided in the Second Amendment to Credit Agreement among Hexcel, Mellon Bank and Wells Fargo Bank, an executed copy of which is attached hereto as Exhibit B (the "Wells/Mellon Second Amendment"). BNP's consent is subject to the conditions that (a) the Wells/Mellon Second Amendment be executed by all parties thereto and be in full force and effect as of the Effective Date and as of the date of issuance of the Notes and (b) that the representations and warranties contained in section 4 below be true and correct as of the Effective Date and as of the date of issuance of the Notes. BNP's consent shall apply only to the Notes, and not to any additional indebtedness or to any refinancing of the Notes.

                                       -1-

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     4.   REPRESENTATIONS AND WARRANTIES. In order to induce BNP to enter into this First Amendment, Hexcel hereby represents and warrants that (a) the representations and warranties contained in Article 5 of each of the Reimbursement Agreements are true and correct as of the Effective Date, (b) no Event of Default, as specified in Section 8.1 of each of the Reimbursement Agreements, and no event with which notice or lapse of time or both would become an Event of Default, has occurred and is continuing as of the Effective Date. By issuance of the Notes, Hexcel shall be deemed to reaffirm to BNP that each such representation and warranty is true and correct as of the date of such issuance.

     5. AMENDMENT AGREEMENT OTHERWISE UNALTERED. Except as expressly modified by this First Amendment, the Reimbursement Agreements shall continue to be in full force and effect.

     6. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, but all of such counterparts shall constitute one and the same agreement.

     7. GOVERNING LAW. The validity, construction, and effect of this First Amendment shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, Hexcel and BNP by their respective duly authorized officers or representatives have caused this First Amendment to be duly executed as of the day and year first written at the head of this First Amendment.

                                        Hexcel Corporation


                                        /s/ Christopher Ward
                                        ---------------------------------------
                                        By:  Christopher Ward
                                        Title:  Treasurer

                                        Banque Nationale de Paris, acting
                                        through its San Francisco Agency


                                        /s/ Karen M. Irvin
                                        ---------------------------------------
                                        By:  Karen M. Irvin
                                        Title:  Vice President


                                        /s/ Kent G. Hilen
                                        ---------------------------------------
                                        By:  Kent G. Hilen
                                        Title:  Assistant Vice President

                                       -2-

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                                    EXHIBIT A


Letter of Credit and Reimbursement Agreement, dated as of April 1, 1988, between Hexcel Corporation and Banque Nationale de Paris, acting through its San Francisco Agency, relating to $4,150,000 Economic Development Corporation of the County Of Ottawa, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project) Series 1988

Letter of Credit and Reimbursement Agreement, dated as of March 1, 1988, between Hexcel Corporation and Banque Nationale de Paris, acting through its San Francisco Agency, relating to $6,200,000 Industrial Development Authority of the County of Los Angeles, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project) Series 1988

Letter of Credit and Reimbursement Agreement, dated as of April 1, 1988, between Hexcel Corporation and Banque Nationale de Paris, acting through its San Francisco Agency, relating to $800,000 Young County #1 Industrial Development Corporation, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project) Series 1988

Letter of Credit and Reimbursement Agreement, dated as of March 1, 1988, between Hexcel Corporation and Banque Nationale de Paris, acting through its San Francisco Agency, relating to $2,050,000 Industrial Development Authority of the City of Casa Grande, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project) Series 1988

Letter of Credit and Reimbursement Agreement, dated as of April 1, 1988, between Hexcel Corporation and Banque Nationale de Paris, acting through its San Francisco Agency, relating to $750,000 California Pollution Control Financial Authority, Multi-Modal Interchangeable Rate, Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project) Series 1988

Letter of Credit and Reimbursement Agreement, dated as of April 1, 1988, between Hexcel Corporation and Banque Nationale de Paris, acting through its San Francisco Agency, relating to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corporation, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project) Series 1988

Letter of Credit and Reimbursement Agreement, dated as of April 1, 1988, between Hexcel Corporation and Banque Nationale de Paris, acting through its San Francisco Agency, relating to $1,000,000 The City of Lancaster, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project) Series 1988

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                                    EXHIBIT B


Executed copy of Second Amendment to Credit Agreement among Hexcel Corporation, Mellon Bank and Wells Fargo Bank